UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015

COLONY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 22, 2015, Colony Capital, Inc. (the “Company”) and Colony Capital Operating Company, LLC (the “Operating Partnership”) entered into seven separate Equity Distribution Agreements (the “Equity Distribution Agreements”) with each of J.P. Morgan Securities LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Keefe, Bruyette & Woods, Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC (each, individually, an “Agent” and together, the “Agents”), pursuant to which the Company may sell, from time to time, up to an aggregate sales price of $300,000,000 of its Class A common stock, $0.01 par value per share (the “Common Stock”), through the Agents.

Sales of the shares of Common Stock made pursuant to the Equity Distribution Agreements, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions (including directly on the New York Stock Exchange), sales made to or through a market maker or sales made directly on or through any other national securities association, an alternative trading system, an electronic communications network or similar market venue, or as otherwise agreed between the Agents and the Company. Each Agent will be entitled to compensation that will not exceed 2% of the gross sales price of all shares of Common Stock sold through it as agent under the applicable Equity Distribution Agreement.

The Company intends to use the net proceeds from this offering to acquire target assets in a manner consistent with its investment strategies and investment guidelines and for working capital and general corporate purposes. Until appropriate investments can be identified, the Operating Partnership may invest such net proceeds in interest-bearing short-term investments, including U.S. treasury securities or a money market account, that are consistent with the Company’s intention to maintain its qualification as a REIT and maintain its exemption from registration under the 1940 Act.

The Equity Distribution Agreements contain customary representations, warranties and agreements of the Company and the Operating Partnership, indemnification rights and obligations of the parties and termination provisions. Copies of the Equity Distribution Agreements are filed as Exhibits 1.1, 1.2, 1.3, 1.4, 1.5, 1.6 and 1.7 hereto, and the descriptions of the material terms of the Equity Distribution Agreements in this Item 8.01 are qualified in their entirety by reference to such Exhibits, which are incorporated herein by reference.

On May 22, 2015, Hogan Lovells US LLP delivered its legality opinion with respect to the shares of Common Stock to be issued pursuant to the Equity Distribution Agreements. A copy of the legality opinion is attached hereto as Exhibit 5.1.

The shares of Common Stock sold pursuant to the Equity Distribution Agreements will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 filed with the United States Securities and Exchange Commission (the “SEC”) on April 2, 2015 (File No. 333-203202) (the “Registration Statement”). In connection with the offering contemplated by the Equity Distribution Agreements, on May 22, 2015 the Company also filed with the SEC a prospectus supplement to the base prospectus included in the Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement dated May 22, 2015, by and among the Company, Colony Capital Operating

Company, LLC and J.P. Morgan Securities LLC

1.2	Equity Distribution Agreement dated May 22, 2015, by and among the Company, Colony Capital Operating Company, LLC and Barclays Capital Inc.

1.3	Equity Distribution Agreement dated May 22, 2015, by and among the Company, Colony Capital Operating Company, LLC and Credit Suisse Securities (USA) LLC

1.4	Equity Distribution Agreement dated May 22, 2015, by and among the Company, Colony Capital Operating Company, LLC and Deutsche Bank Securities Inc.

1.5	Equity Distribution Agreement dated May 22, 2015, by and among the Company, Colony Capital Operating Company, LLC and Keefe, Bruyette & Woods, Inc.

1.6	Equity Distribution Agreement dated May 22, 2015, by and among the Company, Colony Capital Operating Company, LLC and Morgan Stanley & Co. LLC

1.7	Equity Distribution Agreement dated May 22, 2015, by and among the Company, Colony Capital Operating Company, LLC and RBC Capital Markets, LLC

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Stock

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2015	COLONY CAPITAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement dated May 22, 2015, by and among the Company, Colony Capital Operating Company, LLC and J.P. Morgan Securities LLC

1.2	Equity Distribution Agreement dated May 22, 2015, by and among the Company, Colony Capital Operating Company, LLC and Barclays Capital Inc.

1.3	Equity Distribution Agreement dated May 22, 2015, by and among the Company, Colony Capital Operating Company, LLC and Credit Suisse Securities (USA) LLC

1.4	Equity Distribution Agreement dated May 22, 2015, by and among the Company, Colony Capital Operating Company, LLC and Deutsche Bank Securities Inc.

1.5	Equity Distribution Agreement dated May 22, 2015, by and among the Company, Colony Capital Operating Company, LLC and Keefe, Bruyette & Woods, Inc.

1.6	Equity Distribution Agreement dated May 22, 2015, by and among the Company, Colony Capital Operating Company, LLC and Morgan Stanley & Co. LLC

1.7	Equity Distribution Agreement dated May 22, 2015, by and among the Company, Colony Capital Operating Company, LLC and RBC Capital Markets, LLC

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Stock

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)